Exhibit 99 PSEG PSEG Investor Investor Update Update Leading toward a Leading toward a sustainable future sustainable future March 2026 November 2026 1 1

PSEG Investor Update November 2026 Forward-Looking Statements Certain of the matters discussed in this report about our and our subsidiaries’ future performance, • development, adoption and use of Artificial Intelligence by us and our third-party vendors; • fluctuations in, or third-party default risk in wholesale power and natural gas markets, including, without limitation, future revenues, earnings, strategies, prospects, consequences, and including the potential impacts on the economic viability of our generation units; all other statements that are not purely historical constitute “forward-looking statements” within • the ability to obtain adequate nuclear fuel supply; the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking • changes in technology related to energy generation, distribution and consumption and statements are subject to risks and uncertainties, which could cause actual results to differ changes in customer usage patterns; • third-party credit risk relating to our sale of nuclear generation output and purchase of materially from those anticipated. Such statements are based on management’s beliefs as well as nuclear fuel; assumptions made by and information currently available to management. When used herein, the • any inability to meet our commitments under forward sale obligations and Regional words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” Transmission Organization rules; “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to • risks associated with generation activities at, and operation of, the Peach Bottom plants, which are similar to those to which nuclear generation plants that we operate are subject; identify forward-looking statements. Factors that may cause actual results to differ are often • the impact of changes in state and federal legislation and regulations on our business, presented with the forward-looking statements themselves. Other factors that could cause actual including PSE&G’s ability to recover costs and earn returns on authorized investments; results to differ materially from those contemplated in any forward-looking statements made by us • PSE&G’s proposed investment projects or programs may not be fully approved by regulators herein are discussed in filings we make with the United States Securities and Exchange and its capital investment may be lower than planned; • our ability to receive sufficient financial support for our New Jersey nuclear plants from the Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form markets, and/or production tax credits; 10-Q and Form 8-K. These factors include, but are not limited to: • adverse changes in and non-compliance with energy industry laws, policies, regulations and • any inability to successfully develop, obtain regulatory approval for, or construct transmission standards, including market structures and transmission planning and transmission returns; and distribution, and our nuclear generation projects; • risks associated with our ownership and operation of nuclear facilities, including increased • significant resource adequacy challenges that present affordability and reliability concerns nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and that could cause policymakers to implement responsive measures that could have a and trade control, environmental and other regulations, as well as operational, financial, material, adverse impact on our business, strategy, growth rates, cash flows, results of environmental and health and safety risks; operations, and financial condition and increase regulatory uncertainty for utility investment • changes in or violation of federal, state and local environmental laws and regulations and initiatives and programs; enforcement; • the physical, financial and transition risks related to climate change, including risks relating to • delays in receipt of, or an inability to receive, necessary licenses and permits and siting potentially increased legislative and regulatory burdens, changing customer preferences and approvals; and lawsuits; • changes in tax laws and regulations. • any equipment failures, gas explosions, accidents, critical operating technology or business system failures, natural disasters, severe weather events, acts of war, terrorism or other acts All of the forward-looking statements made in this report are qualified by these cautionary of violence, sabotage, physical attacks or security breaches, cyberattacks or other incidents statements and we cannot assure you that the results or developments anticipated by that may impact our ability to provide safe and reliable service to our customers; management will be realized or even if realized, will have the expected consequences to, or • any inability to recover the carrying amount of our long-lived assets; • disruptions or cost increases in our supply chain, including labor shortages; effects on, us or our business, prospects, financial condition, results of operations or cash flows. • any inability to maintain sufficient liquidity or access sufficient capital on commercially Readers are cautioned not to place undue reliance on these forward-looking statements in reasonable terms; making any investment decision. Forward-looking statements made in this report apply only as • the impact of cybersecurity attacks or intrusions or other disruptions to our information of the date of this report. While we may elect to update forward-looking statements from time to technology, operational or other systems; • failure to attract and retain a qualified workforce; time, we specifically disclaim any obligation to do so, even in light of new information or future • increases in the costs of equipment, materials, fuel, services and labor; events, unless otherwise required by applicable securities laws. • the impact of our covenants in our debt instruments and credit agreements on our business; • adverse performance of our defined benefit plan trust funds and Nuclear Decommissioning The forward-looking statements contained in this report are intended to qualify for the safe Trust Fund and increases in funding requirements; harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of • any inability to enter into or extend certain significant contracts; the Securities Exchange Act of 1934, as amended. 2 2

PSEG Investor Update November 2026 GAAP Disclaimer PSEG presents Operating Earnings in addition to its Net Income/(Loss) reported in Non-GAAP FFO reflects cash from operations excluding working capital and accordance with accounting principles generally accepted in the United States adjusts for certain items including taxes on asset sales, cost of removal and energy (GAAP). Operating Earnings is a non-GAAP financial measure that differs from Net efficiency investments. Non-GAAP Debt consists of long-term debt, short-term debt Income/(Loss). Non-GAAP Operating Earnings exclude the impact of gains (losses) and other imputed debt primarily related to an unfunded pension obligation. Non- associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) GAAP FFO, as referenced in this presentation, may not be comparable to similarly accounting and other material infrequent items. The last two slides in this titled measures used by other companies. Given the forward-looking nature of non- presentation (Slides A and B) include a list of items excluded from Net GAAP Operating Earnings and non-GAAP FFO estimates and our inability to Income/(Loss) to reconcile to non-GAAP Operating Earnings. project certain reconciling items that would be excluded from the most directly comparable GAAP measures – such as MTM and NDT gains (losses), with respect Management uses non-GAAP Operating Earnings in its internal analysis, and in non-GAAP Operating Earnings; working capital (including accounts communications with investors and analysts, as a consistent measure for receivable/payable, cash collateral), adjustments to Net Income/(Loss) (including comparing PSEG’s financial performance to previous financial results. The changes in regulatory assets/liabilities, deferred taxes) with respect to non-GAAP presentation of non-GAAP Operating Earnings is intended to complement, and FFO and non-GAAP debt and imputed debt (including unfunded pension obligation) should not be considered an alternative to, the presentation of Net Income/(Loss), with respect to non-GAAP debt - due to the volatility, complexity and low visibility of which is an indicator of financial performance determined in accordance with these items, PSEG is unable to reconcile these non-GAAP financial measures to GAAP. In addition, non-GAAP Operating Earnings as presented in this report may the most directly comparable GAAP financial measure. These items are uncertain, not be comparable to similarly titled measures used by other companies. depend on various factors, and may have a material impact on our future GAAP PSEG also includes forward-looking estimates of non-GAAP Operating Earnings results. Guidance included herein is as of November 2, 2026. and non-GAAP Funds From Operations (FFO), including the forward-looking non- GAAP FFO/Debt ratio target, in this presentation. From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this communication. 3 3

PSEG Investor Update November 2026 Public Service Enterprise Group A Strong Business Mix and Predictable Growth PSE&G • NJ’s Largest Utility 2.4 Million Electric and 1.9 Million Gas Customers PSEG Power & Other • Carbon-Free PSEG Nuclear Fleet Five units totaling 3,758 MW Gas Operations PSEG Long Island Competitive Transmission

PSEG Investor Update November 2026 • PSEG is working constructively to support New Jersey’s energy policy goals and prioritizing affordability: ✓ PSE&G recently filed a proposal with the BPU to address regulatory lag, in-line with the spirit of PSEG Highlights Executive Orders 1 and 2 ✓ PSE&G also submitted its Energy Efficiency 2.5 extension proposal for the upcoming program year (from 7/1/2027 to 6/30/2028 - Triennium 2.5 Framework) Continued execution • Maintaining LT non-GAAP Operating Earnings growth target of 6%-8% through 2030; of strategic plan Expect to be in range each year while pursuing incremental growth utilizing a strong • Robust and low-risk 5-year regulated capital plan of $22.5-$25.5B focused on system business mix to replacement and modernization, “Last Mile” reliability and clean energy programs with proven value for customers deliver predictable • Progress on regulatory initiatives in NJ and at PJM continues: BPU in Phase 2 of growth with upside EDC business model study and PJM moving ahead on RBP process • PSEG Power bilateral contracting with large load entities for generation opportunities continues to progress favorably • Our hedging strategy positions us to continue managing basis risk effectively • Solid financial position supports continued execution of PSEG’s 5-year capital investment program without new equity or asset sales 5

PSEG Investor Update November 2026

PSEG's *Vision*

Powering a future where people use energy more efficiently, and it's safer and delivered more reliably than ever

Operational Excellence in New Jersey and Long Island:

Best-in-class utilities and exemplary nuclear performance

- 2025 ReliabilityOne® Award for Outstanding Reliability Performance in the Mid-Atlantic Region for 24th consecutive year
- PSE&G ranked #1 in Customer Satisfaction among Large Electric Utilities in the East Region according to the J.D. Power 2025 U.S. Electric Utility Residential Customer Satisfaction Study
  - This marks the fourth consecutive year PSE&G has earned the top position in its segment
- PSEG Long Island ranked #1 in Customer Satisfaction among Large Electric Utilities in the East Region according to the J.D. Power 2025 U.S. Electric Utility Business Customer Satisfaction Study
  - An 11-year rise from the bottom of the rankings since PSEG Long Island began operating the Long Island electric grid

Disciplined Investment:

>90% of capital allocation through 2030 to PSE&G and other regulated investments

- Investments to modernize utility infrastructure – Electric modernization, "Last Mile" reliability, and GSMP
- Investments to support decarbonization – Energy Efficiency, EV, Solar and other
- Awarded investment in competitively bid process to build regulated transmission

Financial Strength:

Solid balance sheet to fund our growth objectives

- No new equity or asset sales required to support 5-year capital plan through 2030
- Solid investment grade ratings supported by credit metrics that allow for incremental investment
- Cost control supports customer affordability with favorable regional bill comparisons
- PTC provides long-term visibility and downside price protection for Nuclear through 2032

PSE&G received the highest score in the East Large Segment in the J.D. Power 2025 Electric Utility Residential Customer Satisfaction Study and PSEG Long Island received the highest score in the East Large Segment in the J.D. Power 2025 U.S. Electric Utility Business Customer Satisfaction Study. Visit jdpower.com/awards for more details.

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PSEG Investor Update November 2026

PSEG Financial Outlook: *More Predictable, Well Positioned for the Future*

Settled Key Regulatory Filings	• GSMP III settlement approved by BPU; 3-year, $1.4B program started January 2026 • Achieved balanced settlement of last distribution base rate case in 2024; Recovered capital investments with no disallowances; Maintained favorable regional affordability profile • Clean Energy Future – Energy Efficiency II settlement approved for ~$2.9B spend over 6 years
Exemplary Carbon-Free Nuclear Fleet	• Cash flow generation from nuclear fleet is differentiator among T&D peers • PTC provides downside price protection, visibility and predictability through 2032
Reduced Pension and Storm Variability	• BPU approved pension accounting order in 2023 and pension mechanism in 2024 • "Lift-out" of ~$1 billion of PSEG Power & Other pension obligations • Storm deferral mechanism approved as part of 2024 distribution base rate case settlement
PSE&G Conservation Incentive Program	• Supports widespread adoption of EE investments and has benefitted customers with bill credits
PSE&G Transmission Formula Rate	• Provides contemporaneous recovery of capital investments
PSE&G's Robust Capital Program	• Long-term visibility from infrastructure replacement and support of NJ's decarbonization efforts
PSEG Financial Strength	• Solid balance sheet enables funding of 5-year capital investment program without need for new equity • Non-GAAP FFO/Debt[1] projected to be in the mid-teens through 2030
Compelling Risk-Adjusted Return Opportunity	• Continued opportunity for consistent and sustainable dividend growth • Supports our long-term non-GAAP Operating Earnings growth outlook of 6%-8% through 2030

(1) FFO/Debt is an internal estimate of a non-GAAP measure. FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation.

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PSEG Investor Update November 2026 Financial Strength to Achieve Strategic Plan Long-Term non-GAAP Operating Earnings Growth Outlook of 6%-8% through 2030 • Outlook is based on a higher (2026) baseline for second year in a row • Primary contributor is PSE&G’s growth over this 5-year period • Rate Base CAGR of 6%-7.5% driven by expanded regulated capital investment program starting from ~7% higher rate base at YE 2025 vs YE 2024 Robust Regulated Capital Investment Plan Updated to $22.5B-$25.5B for 2026-2030; total PSEG capital plan of $24B-$28B • Clean Energy Future - Energy Efficiency II (CEF-EE II) filing approved for ~$2.9 billion to be spent over a six-year period to deliver energy efficiency programs that help New Jersey residents and businesses save energy, reduce utility costs and lower emissions • Expansion of current investments focused on system modernization, “Last Mile” reliability and clean energy programs, reflecting long runway of infrastructure investments, decarbonization and electrification opportunities, and meeting growing customer demand Solid Balance Sheet • Supports 5-year capital plan with no new equity or asset sales required through 2030 • Solid investment grade credit ratings with strong business mix Annualized Indicative Dividend Rate of $2.68 Per Share for 2026 Represents ~6% Increase over 2025* th th • 119 year of paying a dividend; 15 consecutive annual dividend increase in 2026 Compelling Growth Profile of PSE&G Complemented by PSEG Power & Other’s Nuclear Revenue Opportunities 8 8 * All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Investor Update November 2026 Actions Supporting State Energy Policy • Working constructively with the Sherrill Administration to help meet the goals of Executive Orders 1 and 2 issued earlier this year • In-line with the spirit of those EOs, PSE&G has filed a proposal with the BPU to address the PSE&G Continues to regulatory lag of capital investments made since its last distribution rate case • Maintaining a stable base rate environment for all PSE&G customers in keeping with EO 1 Align with the State’s • Following a PSE&G-led effort on cost allocation at FERC, PJM will prospectively reduce costs Energy Policy Goals for PSE&G’s wholesale transmission customers; we expect to file in early 2027 to credit our retail customers for this reduction • PSE&G lowered residential gas heating bills by 5% effective October 2026, maintaining the lowest gas bills in NJ and Mid-Atlantic Region • Scheduled 12-month ZEC refund to PSE&G electric customers of ~$166M began June 2026 • Surpassed $1B in annual PSE&G customer savings through CEF-EE programs • Launched its virtual power plant pilot this past summer • Strong track record enabling interconnections that bring renewable resources to the grid • Outstanding 2026 storm response at PSE&G and PSEG Long Island to multiple weather events 9

PSEG Investor Update November 2026 PSE&G Provides Compelling Value for Customers We continuously target top quartile performance to deliver better service, at lower cost Delivering Highest Customer Reliability at Lowest Cost: Lowest Cost, but More Leaks/Mile than Peers: Age of cast iron system drives need for GSMP program** Achieving low SAIDI outage scores with Lowest Distribution O&M spend* 0 0.0000 50 PSE&G 0.0100 100 0.0200 150 0.0300 PSE&G 200 250 0.0400 300 0.0500 $0 $100 $200 $300 $400 $500 $600 $0 $50 $100 $150 $200 $250 $300 $350 Electric Distribution O&M per Customer ($) Gas Distribution O&M per Customer ($) LOWER COST LOWER COST Peers Peers Achieving Highest Customer Satisfaction at Lowest Cost: Low A&G Cost/Customer vs. Peers^^ For Overall Residential Customer Satisfaction^ PSE&G Elec 600 580 PSE&G Gas 560 Electric 540 520 PSE&G Elec 500 PSE&G Gas 480 460 440 Gas 420 400 380 $0 $50 $100 $150 $200 $250 $300 $350 $400 $0 $50 $100 $150 $200 $250 Distribution O&M per Customer ($) LOWER COST LOWER COST Electric Peer Companies Gas Peer Companies Electric Peer Companies Gas Peer Companies * Reliability metrics based on IEEE standards and exclude Major Event Days. ** Sources: 2024 Annual LDC filings with State Commissions, 2024 Annual Form PHMSA. ^ Sources: 2024 Annual LDC Filings with State Commissions, 2024 FERC Form 1s, 2025 JD Power Residential Customer Satisfaction Surveys. Also, peer group includes all companies included in the JD Power Gas and Electric Large East regions at the consolidated level and excludes LIPA. ^^ Peer group includes all operating companies classified by SNL as an “Electric Utility” or “Diversified Utility” with a customer count of more than 500,000 in CT, DE, MD, NJ, NY or PA. Administrative and general (A&G) costs exclude 10 Account 926 (Employee Pensions and Benefits). HIGHER RELIABILITY HIGHER SATISFACTION Overall Customer SAIDI (minutes per year) Satisfaction LOWER LEAKS Known System Leaks Scheduled for Repair per Mile of Mains

PSEG Investor Update November 2026 PSEG’s Long-Term Outlook Incorporates Solid Growth Pipeline with Upside Higher/Expanded Regulated Investment in Clauses • Gas System Modernization Program III – incremental in-state resiliency investment Regional Competitive Transmission Projects • PJM Transmission Window Solicitations • Clean Energy Future – EV Medium & Heavy Duty Clean Energy Future Programs • Clean Energy Future – Battery Storage • Investments to connect significant additions of clean energy resources to the distribution grid PSE&G Higher Demand Related Capital • New business potential driven by new data center/large load inquiries and electric transition • Data center deal potential and other nuclear PPAs Premium Power Price Opportunities Above PTC • Energy & capacity market price escalation • Nuclear Capacity Uprates at Artificial Island Physical Upgrades to Nuclear to Increase Output • Nuclear Fuel Cycle Extensions • Nuclear Operating License Extensions • Transmission infrastructure solutions to address regional resource adequacy Alternative Energy Investment Opportunities • Potential for regulated/contracted supply opportunities • Submitted proposals into the PJM RBP process 11 11

PSEG Investor Update November 2026 Public Service Electric & Gas

PSEG Investor Update November 2026 PSE&G: A Single State, *** PSE&G YE 2025 Rate Base Dual Jurisdiction Utility Transmission $13.5B 38% New Jersey’s largest transmission and distribution utility • Electric and Gas Distribution (regulated by BPU) ~$36B • Utility Provider of Energy Efficiency Distribution and Renewable Energy Programs $20.5B 57% • Electric Transmission (regulated by FERC) • Appliance Service Provider Clean Energy 1 $1.9B Customer Data Electric Gas 5% Total Customers 2.4 Million 1.9 Million PSE&G YE 2024 *** Rate Base 5-YR Annual 0.9% 0.7% Growth* 40,561 2,633M Total Sales ** GWh Therms ~$34B 1 Sales Mix Electric Gas Residential 34% 58% Commercial 57% 38% Industrial 9% 4% 1 Customer and Sales Mix data are as of year-end 2025. * Annual customer growth uses 2020 as base year. **Gas Firm sales only. *** Includes CWIP; year-end CWIP 2025 balance was ~$1.2B and year-end CWIP 2024 balance was ~$1.1B. 13

PSEG Investor Update November 2026 Top Safety and Reliability Performance Metrics Driven by Nonstop Focus on Continuous Improvement PSE&G OSHA Recordable SAIDI Open Leaks Incidence Rate Consistent top performance Sustained top decile performance Open year-end gas leaks in OSHA recordable incidence in electric reliability results reduced by ~77% from 2020 st nd rd Top Decile 1 Quartile 2 Quartile 3 Quartile PSE&G 14 14 Benchmarks based on panels of comparable US utilities.

PSEG Investor Update November 2026 Monthly Electric Bills $250 $197 $200 $172 $152 $147 $147 $144 Average = $140 $137 $150 $134 $128 $115 • PSE&G’s electric bills $105 $101 $100 are below the regional average, despite higher $50 PJM-related costs $0 JCP&L PP&L PECO BG&E RECO PSE&G O&R CL&P LIPA ACE UI Con Ed Monthly Gas Bills $350 $295 $300 • PSE&G gas bills are the $262 $250 lowest in NJ and the $205 $195 Average = $185 $187 $200 $183 $179 lowest in the region $167 $148 $145 $139 $150 $116 $100 $50 $0 PSE&G CNG PECO SCG ETG BG&E NJN O&R SJG Yankee BUG ConEd PSE&G Peer NJ Utilities Peer Regional Utilities outside of NJ 15 Comparison of Electric Residential Service and Gas Residential Service based on a historical average monthly bill for a 500 kilowatt-hour electric customer and 100 therm gas customer using the twelve months ended June 30, 2026.

PSEG Investor Update November 2026

PSE&G Combined Bills Remain <3% Median NJ Income, Favorable "Share of Wallet" vs. Lower-Cost Regions

PSE&G Electric & Gas Combined Bills [(1) (2) (6)]
% of New Jersey Household Income [(4)]
Including Low-Income Customers After Assumed Credits [(3) (5) (6)]


5%
4%
3%
2%
1%
0%
2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026E
4.5% 4.3% 4.0% 3.6% 3.8% 3.7% 3.3% 3.1% 2.9% 2.8% 2.5% 2.6% 2.5% 2.5% 3.0% 2.6% 2.7% 2.7%
2.8% 2.6% 1.9% 2.0% 2.4% 2.2% 2.0% 1.6% 1.7% 1.6% 1.5% 1.5% 1.5% 1.6% 1.9% 1.5% 2.0% 2.0%
Combined Bill as a % of NJ Median Income
Combined Bill as a % of Low-Income Threshold

Affordability

of the combined bill has improved ~40% since 2009 for median-income customers and ~29% for low-income customers

PSEG continues active engagement with NJ policymakers to support reliability, resource adequacy and customer affordability

(1) Based on a typical residential electric customer using 683 kilowatt-hours per summer month and 6,700 kilowatt-hours on an annual basis using rates as of June 1 for 2025 onward. Prior to 2025 is based on a typical residential customer using 740 kWh in a summer month and 6,920 kWh on an annual basis.
(2) Based on a typical residential gas heating customer using 172 therms per winter month and 1,040 therms on an annual basis using rates as of January 1 of each year.
(3) 175% of the Federal Poverty Line represents the income level associated with USF which is the lowest threshold of the three low-income programs. It is assumed that if the customer qualifies for USF they would also qualify for LIHEAP and Lifeline.
(4) NJ Median income for 2026 is not available. Assumes 3% annual increase over 2025.
(5) 2022 Results were adjusted to normal levels of customer assistance, which was elevated in 2022 due to funds received through the American Recovery Plan. 2024 Results were also adjusted in 2024 for LIHEAP to normal levels of customer assistance due to a supplemental payment that was intended to be awarded in 2023 but was received in 2024.
(6) The 2025E electric bill for PSE&G includes the full NJ RUBC of $100 and includes a REAP credit for low-income customers of $175. The 2026E electric bill for PSE&G includes a one-time credit of $25 and a REAP credit for low-income customers of $150.

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PSEG Investor Update November 2026 PSEG Investor Update November 2026 West Virginia Mississippi Alabama Georgia Louisiana New York Arkansas Connecticut Kentucky Indiana Tennessee Oklahoma Texas PSE&G Value: Michigan Pennsylvania Florida Rhode Island Maine Top decile performer South Carolina North Carolina in affordability nationally Missouri Vermont Virginia National Residential & Kansas Customer Share of Wallet Delaware a perennial Wyoming Maryland (percent of income) Massachusetts reliability leader Arizona Ohio North Dakota Electricity Oregon New Jersey Natural Gas South Dakota Wisconsin Iowa New Mexico Illinois Minnesota New Hampshire Washington Montana PSE&G PSEG Nevada Nebraska California Idaho Sources: Colorado • State Electric and Gas data sourced from the Energy Information Administration Utah (EIA) for 2025. PSEG Natural Gas was supplemented with data from American Gas Association (AGA). 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 17 • Income data for 2025 sourced from the Federal Reserve Economic Data.

PSEG Investor Update November 2026

Regulated 5-Year Capital Investment Plan of $22.5B-$25.5B


2026E – 2030E
($ Billions)
6
5
4
3
2
1
0
2025
2026E
2027E
2028E
2029E
2030E
Transmission
Electric Distribution
Gas Distribution
Clean Energy
Transmission Non-PSE&G
Low to High Investment Range

Driven by infrastructure modernization, energy efficiency, and growing customer demand

Includes AFUDC.
Note: The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM in December 2023 will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery.
The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental regulated investment that may occur for programs related to gas and electric modernization, energy efficiency, energy storage, electric vehicles, load growth and solar.

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PSEG Investor Update November 2026 Regulated Capital Investment Plan ~$1.5B Higher for 2026-2030 2024-2028E 2025-2029E 2026E-2030E $18B-$21B $21B-$24B $22.5B-$25.5B Rate Base CAGR Rate Base CAGR Rate Base CAGR 6% - 7.5% 6% - 7.5% 6% - 7.5% 26 24 22 20 18 16 14 12 10 8 6 4 2 0 Transmission Electric Distribution Gas Distribution Clean Energy Transmission Non-PSE&G Low to High Investment Range Consistent rate base CAGR reflects ~7% higher rate base at year-end 2025 versus year-end 2024 Includes AFUDC. Note: The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM in December 2023 will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental regulated investment that may occur for programs related to gas and electric modernization, 19 energy efficiency, energy storage, electric vehicles, load growth and solar. ($ Billions)

PSEG Investor Update November 2026 Robust Investment Opportunities Offer Continued Rate Base Growth Regulated Year-End Rate Base 55 50 45 40 35 30 25 20 15 10 5 0 2024 2025 2026E 2027E 2028E 2029E 2030E Transmission Electric Distribution Gas Distribution Clean Energy Transmission Non-PSE&G Low to High Investment Range Includes CWIP and AFUDC. Note: The Maryland Piedmont Reliability Project that was awarded to PSEG by PJM in December 2023 will be managed and owned outside of PSE&G but is included here given FERC regulated rate base formula rate recovery. The low end of the range includes extensions of GSMP and CEF-EE. The hashed portion of the chart represents incremental regulated investment that may occur for programs related to gas and electric modernization, 20 energy efficiency, energy storage, electric vehicles, load growth and solar. ($ Billions)

PSEG Investor Update November 2026 Transmission Investment Focused on System Upgrades to Support Future Electrification Efforts and Load Growth • Investments in 69kV infrastructure over the last decade have resulted in 1,500 additional miles of 69kV lines. This replaced aging systems and prepared the system to address load growth. • The extensive 69kV network can allow for reduced times to energization for data center customers. • Lifecycle investments focused on overhead conductor and pipe cable replacements and upgrades. • Broader opportunities in transmission, including competitively bid opportunities addressing reliability needs. • Annual formula rate incorporates forward test year, eliminates investment and cost recovery lag, which provides predictable earnings growth. • In June 2026, legislation was passed in New Jersey that requires, effective January 1, 2027, transmission owners that own and operate transmission facilities in New Jersey to be members of an RTO approved by FERC. This mandatory RTO membership requirement could result in the future loss of PSE&G’s 50 basis-point ROE adder for participating in an RTO. 21

PSEG Investor Update November 2026 Electric Distribution Investment Focused on System Modernization, Providing Long Runway of Investment Opportunities to Maintain Our Best-in-Class Reliability We will build on the success of programs like Energy Strong and Infrastructure Advancement Program to meet current and future needs of our customers, including investments for: • “Last Mile” – Modernize circuits via targeted replacement of a myriad of asset types to support reliability, hardening and future electrification • Station Upgrades – Modernize or eliminate aging electric distribution substations and switchgear to support EV/DER growth and address expanded security requirements • Community Needs – Expertise in tailoring station design to harmonize with our communities • Technology – AMI, new enhanced capacitor banks and other technology to enable capabilities for remote monitoring and system control to support EV/DER integration, urban networks and cost reductions • Meeting Growing Customer Demand 22

PSEG Investor Update November 2026

Gas Distribution Investment Focused on Infrastructure Replacement, Accelerating Emission Reduction Benefits

Impact of GSMP on Methane Reduction*
Mileage of CI/US Inventory Remaining


0%
-20%
-40%
-60%
-80%
-100%
-120%
% Reduction from Reported 2011 Subpart W Emissions
6,000
5,000
4,000
3,000
2,000
1,000
0
Mileage of cast iron and unprotected steel main remaining
-2%
-5%
-12%
-20%
-29%
-38%
-45%
-50%
-56%
-61%
-66%
-70%
-75%
-79%
-83%
5,194
5,068
4,784
4,440
4,004
3,534
3,173
2,862
2,540
2,218
1,896
1,574
1,252
769
608
GSMP I
GSMP II
GSMP II ext
GSMP III
Future GSMP+
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025E
2026E
2027E
2028E
2029E
2030E
2031E
2032E
2033E
2034E
2035E
2036E
2037E
2038E
2039E
2040E
Methane Level
Mileage Remaining Future GSMP+

Future GSMP+ = Assumed continued BPU approval and run rate and current base capital plan continues until all eligible remaining cast iron / unprotected steel (CI/US) mileage is replaced.
* Methane reductions starting from 2011 when greenhouse gas emissions were required to be reported by the U.S. EPA for gas distribution companies.
Reduction forecast is based on former (2016) 40 CFR 98, Subpart W methodology. This forecast does not include regulatory, and calculation changes reflected in the revised 40 CFR 98, Subpart W emissions released by the U.S EPA on May 6, 2024.



GSMP III settlement approved by BPU:

- 3-year, $1.4B program started January 2026
- Work related to GSMP III will not increase rates in 2026
- ~$1.05B accelerated recovery and $360M stipulated base
- Replacement of at least 600 miles of main
- Sustains the thousands of jobs and skilled workforce created under GSMP II

23

PSEG Investor Update November 2026

PSE&G's Award-Winning Clean Energy Future – Energy Efficiency Programs Generate More Than $1 Billion in Annual Customer Savings

Energy Efficiency

BPU approved total programs since inception ~$3.2B investment + ~$1B for on-bill repayment financing

Programs for Residential and C&I customers including low-income, multi-family, small business and local government, Building Decarbonization & Demand Response. In 2026, PSE&G launched a residential Virtual Power Plant (VPP) pilot, incentivizing the installation of customer-owned battery storage to evaluate its ability to reduce peak demand and support grid reliability.

- BPU approved 30-month CEF-EE II program, ~$1.9B + ~$1B in on-bill repayment, effective January 1, 2025
- PSE&G submitted its proposed extension of its EE programs running from 7/1/2027 - 6/30/2028 (Triennium 2.5 Framework)

Energy Cloud "AMI"

Completed ~$550M investment

"Smart meters," new software and product solutions to improve PSE&G processes and better manage the electric grid

- CEF-EC/AMI program completed with ~2.2 million smart meters in-service
- Foundation for better service by providing customers granular usage information, automated reconnections and faster outage detection

Electric Vehicles

BPU approved $166M investment

Residential Smart Charging, Level 2 Mixed-Use Charging, and Public DC Fast Charging (Make-Ready)

- Program on target, expected to be fulfilled by December 31, 2027, due to education, outreach and supply chain improvements with ~35,800 chargers energized[1]
- PSE&G has a pending Medium and Heavy-Duty (MHD) EV filing, and is awaiting further action from the BPU


Solar Panels
LED Lighting
Smart Thermostats
Smart Outlets and Power Strips
Air Purifiers
Smart Home Hub
Smart Appliances
Energy Storage
EV
EV Charger (Make-Ready)
AMI Smart Meter

PSE&G's Clean Energy Jobs program has supported the placement of more than 11,000[2] New Jerseyans into clean energy careers across the state since its inception.

(1) As of October 1, 2026.
(2) Jobs metric reflects data through June 2026.

24

PSEG Investor Update November 2026 Effective Cost Controls and Continuous Improvement to Support Affordability and Benefit Customers (1) PSE&G Total O&M Expense $1,600 $1,400 $1,200 $1,000 $800 $600 $400 $200 $0 2020 2021 2022 2023 2024 2025 2026E Distribution Transmission 25 (1) Excludes certain regulatory balance count items. (Millions)

PSEG Investor Update November 2026 PSE&G - Dual Jurisdiction Provides Options to Recover Capital Investments that Maintain our Top Tier Reliability and Deliver Meaningful Customer Value Transmission Distribution and Clean Energy • Federal Regulatory Entity: Federal Energy Regulatory Commission (FERC) • State Regulatory Entity: New Jersey Board of Public Utilities ✓ Five-member Commission: Laura Swett (Chair); David Rosner; Lindsay See; ✓ Five-member Commission: Ben Hertz-Shargel (President) (D); Michael Bange Judy Chang; David LaCerte (R); Joseph Coviello (I); Christine Guhl-Sadovy (D); Emma Rebhorn (D) • YE 2025 Distribution Rate Base (with Clean Energy): ~$22.4B (~62%) • YE 2025 Transmission Rate Base: ~$13.5B (~38%) ✓ Authorized Transmission ROE: 9.9% and 50 BP RTO adder*; Equity Ratio: 55%✓ Authorized Distribution ROE: 9.6% including Clean Energy; Equity Ratio: 55% • PSE&G has filed a proposal with the BPU requesting a Deferral Accounting Order; • Annual formula rate filing provides for contemporaneous recovery with forward-looking test year As filed: • PJM transmission cost allocation case is a win for PSE&G transmission✓ Enables recording of a regulatory asset to offset earnings lag from higher customers, expected to deliver an annual benefit of ~$65M starting in 2027 interest and depreciation related to E&G assets in service but not in base rates ✓ Deferral period begins January 2027 and runs until new rates in effect ~90% ~10% ✓ PSE&G’s base distribution rates remain stable throughout the deferral period Customer Value: Stable distribution rates and the lowest ✓ Establishes a June 2027 E&G distribution base rate filing date gas bill in the mid-Atlantic region, combined with best-in- ✓ Preserves full BPU review and determination of prudency ~30% ~70% class reliability and recognized customer service excellence ✓ Responsive to NJ’s EO1 goals: Rate stability, accountability and transparency * In June 2026, legislation was passed in New Jersey that requires, effective January 1, 2027, transmission owners that own and operate transmission facilities in New Jersey to be members of an RTO approved by FERC. This mandatory RTO 26 membership requirement could result in the future loss of PSE&G’s 50 basis-point ROE adder for participating in an RTO.

PSEG Investor Update November 2026

Key Takeaways: Best-in-Class Operations with Important System Investment Needs Driving Predictable Earnings Growth

Operational Excellence: Delivering top-tier safety, reliability and customer service, while maintaining favorable affordability profile

Financial Strength: Strong track record of growth continues

- Proposed Deferral Accounting Order to offset higher costs until new rates are in effect in 2028; Sets June 2027 date for E&G base rate filing
- Conservation Incentive Program decouples revenues, enabling broad EE adoption
- Cost control supports customer affordability

Disciplined Investment: Programs driven by infrastructure modernization and decarbonization

- $22.5B-$25.5B regulated capital investment program drives rate base growth of 6%-7.5% over the 2026-2030 period
- 2025 year-end rate base grew by ~7% over 2024
- Investments aligned with NJ energy policies
- Gas business capital investments driven by replacement of aged pipe prone to leaks
- Technology investments will improve the customer experience and reliability while continuing to control O&M

27

PSEG Investor Update November 2026 PSEG Power & Other PSEG Nuclear • Operates Salem 1 & 2 and Hope Creek • 50% owner of Peach Bottom 2 & 3 • Total 3,758 MW • Opportunities for growth A stable, predictable business that generates PSEG Gas Supply Operations significant free cash flow to support PSEG’s Serves Basic Gas Supply Power & Service (BGSS) contract with investment program PSE&G, providing low-cost gas and multiple value streams Other Other PSEG Long Island, competitively bid regulated transmission investments and Parent

PSEG Investor Update November 2026 PSEG Nuclear Units – Key Strategic, Financial and Operational Benefits Key Strategic Benefits • Unique asset class of existing, low-cost, carbon-free, 24x7 base load generation, providing reliable energy integral to meeting New Jersey’s clean energy targets • Significant free cash flow supports PSEG as it allocates capital for PSE&G’s growth • Three-unit nuclear site (Hope Creek, Salem 1 and 2) located in Southern New Jersey • PSEG Nuclear’s site holds an Early Site Permit from the NRC for new nuclear development Key Financial Benefits • High value growth opportunities with low capital requirements include capacity uprates, refueling cycle extensions and operating license extensions • Continue to pursue growth opportunities incremental to PSEG’s stated 6%-8% long-term non-GAAP Operating Earnings growth outlook, including the potential to contract existing and incremental nuclear output under longer-term contracts • PTC through 2032 provides inflation-indexed price floor Key Operational Benefits • Exemplary ratings on all units • Demonstrated operational excellence and equipment reliability, providing improved predictability 29 29

PSEG Investor Update November 2026

PSEG Nuclear — Key Fleet Data

Fleet Average Capacity Factor of 94.3% for First Nine Months of 2026

Hope Creek BWR NJ

- 100% PSEG ownership
- 1,174 MW owned capacity
- Current license expires 2046
- 24-month operating cycle
- Next refueling scheduled Fall 2027

Salem Unit 1 PWR NJ

- 57% PSEG ownership
- 658 MW owned capacity
- Current license expires 2036
- 18-month operating cycle
- Next refueling scheduled Fall 2026

Salem Unit 2 PWR NJ

- 57% PSEG ownership
- 651 MW owned capacity
- Current license expires 2040
- 18-month operating cycle
- Next refueling scheduled Fall 2027

Peach Bottom Unit 2 BWR PA

- 50% PSEG ownership
- 632.5 MW owned capacity
- Current license expires 2053
- 24-month operating cycle
- Next refueling scheduled Fall 2026

Peach Bottom Unit 3 BWR PA

- 50% PSEG ownership
- 642.5 MW owned capacity
- Current license expires 2054
- 24-month operating cycle
- Next refueling scheduled Fall 2027

PSEG Nuclear is a leading employer in Salem County and Southern NJ

- Supports an annual payroll of more than $250 million; ~1,600 full-time employees; ~1,000 additional contractors twice a year to support refueling outages and maintenance

30

PSEG Investor Update November 2026

PSEG Nuclear has Compelling Growth Opportunities: Salem Capacity Uprate

- ~112 MW PSEG-share (includes ~7% thermal power increase and complementary investments that improve secondary side generation efficiency)
- Lowers $/MWh generating cost (same O&M, more MWh)
- In service in 2027-2029
- Includes multiple investments in Salem Units 1 and 2 that will increase generation capacity and reliability and support long-term operation of the units, including through a potential subsequent license renewal (80-year life)
  - Moisture Separator Reheaters (2027/2028)
  - Power Uprate – thermal increase (2029)
  - Low Pressure Turbines – Unit 2 (2029)
- Compelling value:
  - Incremental PTC benefit — Expected to qualify for the incremental clean energy production credit, providing 10 years of ~$30/MWh* incremental value to market

Simplified Plant Diagram


1
2
3
4
5

1. Nuclear Reactor
2. High Pressure Turbine
3. Moisture Separator Reheaters
4. Low Pressure Turbines
5. Electrical Generator

* Amount reflects 2025 dollars, subject to IRS inflation adjustment factor.

31

PSEG Investor Update November 2026 Additional PSEG Nuclear Growth Opportunities Transition from 18-month to 24-month Refueling Cycles • An extended fuel cycle eliminates refueling outages over the life of the plant, reducing O&M by eliminating one refueling outage every 6 years and increasing generation ~25 days every six years to end of extended life • Hope Creek: Completed work in Fall 2025 to extend refueling cycle from 18 to 24 months • Salem: Monitoring NRC approval to enable transition to 24-month cycles, potential 2032 implementation • Transitioning all 3 units to 24-month cycles could provide an opportunity to further levelize the annual outage costs and generation output of our nuclear units License Extensions — Salem and Hope Creek • NRC has been informed of our intention to submit a subsequent 20-year license renewal extension for both Salem and Hope Creek generating stations (Salem Unit 1 to 2056, Salem Unit 2 to 2060, and Hope Creek to 2066) • PSEG has authorized the first phase of the project to proceed • ~$66M total PSEG-share investment to obtain NRC license changes 32 32

PSEG Investor Update November 2026 PSEG Power & Other — Other Businesses Gas Supply Operations — the Next Largest Component of PSEG Power & Other • Broad portfolio of pipeline and storage contracts providing access to low-cost gas and optionality • Serves Basic Gas Supply Service to PSE&G customers • Multiple value streams from gas commodity and pipeline capacity sales to third parties and margins on gas sales to certain customer classes • Lowest-cost gas supplier in New Jersey with 75% of off-system sales margins credited to customers Other Components PSEG Long Island Competitively Bid, FERC Regulated Transmission Projects • PSEG Long Island OSA to manage LIPA’s T&D utility was extended for five years • In December 2023, PJM awarded PSEG through 2030 an ~$424 million project in Maryland as part of its 2022 Window 3 competitive solicitation 33 33 33

PSEG Investor Update November 2026

PSEG Power & Other

Nuclear PTC Inflation Adjustment Illustration+			
Year	PTC +2%	PTC +3%	PTC +4%
2025	$44.75	$44.75	$44.75
2026	$44.75	$45.75	$45.75
2027	$45.75	$48.88	$49.88
2028	$45.75	$49.88	$50.88

PJM Capacity Auction Results		
Delivery Period	PSEG's Average Prices	PSEG's Cleared Capacity
6/25 – 5/26	$270/MW-Day	3,500 MW*
6/26 – 5/27	$329/MW-Day	3,500 MW*
6/27 – 5/28	$333/MW-Day	3,500 MW*
6/28 – 5/29	$325/MW-Day	3,600 MW*

Illustrative Gross Margin Change Above PTC			
Output	$10/MWh	$25/MWh	$50/MWh
10 TWh	$100M	$250M	$500M
20 TWh	$200M	$500M	$1,000M
30 TWh	$300M	$750M	$1,500M

Financial Considerations

- For 2026, total nuclear generation is forecasted to be 30-32 TWh of reliable, carbon-free energy
- Realized energy price historically aligned with the PECO hub
- More than 95% of expected nuclear output hedged for 2026; high percentage of output sold forward for 2027, and less in 2028 and beyond
- PSEG's 100%-owned Hope Creek unit extended refueling cycle from 18 months to 24 months
- Capacity uprate potential at Salem of nearly 200 MW total (~112 MW PSEG share)
- Notified NRC of intention to file for extension of operating licenses for Salem Units 1&2 and Hope Creek by 20 years to 2056, 2060 and 2066, respectively
- Optionality around data centers/large load customers and PPAs under multi-year agreements:
  - Three-unit site at Artificial Island
  - Latency close to population/fiber
  - Early Site Permit options for technology-neutral nuclear capacity build
  - Locational flexibility to consider all options, including out of state

Note: Generation indicates period net generation.
*PJM's new conversion of ICAP (installed capacity) to UCAP (unforced capacity, which is what is bid), has resulted in less UCAP per MW of ICAP. PSEG Nuclear sold the full UCAP value of the units.
+ Illustration based on the adjustment mechanism found in subsection (c)(1) of section §45U of the IRC. PTC +2% means the PTC value as calculated assuming a 2% increase in the GDP Price Deflator (the underlying inflation metric) each year.

34

PSEG Investor Update November 2026 Key Takeaways: Earnings Predictability with Upside Potential • Disciplined Investment: • Operational Excellence: - Solid nuclear operations with exemplary ratings on all units, - Enables investment opportunities in power uprates, fuel cycle optimization and license extensions gas supply operations benefiting PSE&G customers, and PSEG Long Island - Opportunities to contract existing and planned additions of nuclear output under multi-year agreements • Financial Strength: - Nuclear operations generate significant free cash flow to support PSEG’s growth objectives - Other businesses, while smaller components, provide stable value 35

PSEG Investor Update November 2026 Financial Review & Outlook

PSEG Investor Update November 2026

Strong Business Mix and Predictable Growth with Upside

Steady Execution

- PSEG's outlook for long-term, non-GAAP Operating Earnings CAGR is 6%-8% through 2030
- Total PSEG capital program of $24B - $28B for 2026-2030, >90% regulated investments focused largely on system replacement
- Rate Base CAGR of 6%-7.5% over same period efficiently translates to earnings growth
- Able to fund 5-year capital spending plan without the need to issue equity or sell assets
- Opportunistically hedging nuclear output to support long-term earnings CAGR
- Management track record of 21 consecutive years meeting or exceeding non-GAAP Operating Earnings guidance

Alignment with NJ Energy Policy

- Stringent cost control supports customer affordability
- Regulated capital investment program focused on reliability of utility infrastructure and cost saving energy efficiency
- PSEG's investments provide customer value, economic stimulus and support jobs in NJ
- Favorable affordability profile in the state, the mid-Atlantic region and nationally
- Best-in-class operating performance in safety, reliability, storm response and customer satisfaction measures
- PSE&G transparency on connecting renewables to the grid

Energy Solutions Provide Upside

- Potential growth beyond forecasted 6%-8% CAGR in non-GAAP Operating Earnings includes:
  - Contracting existing and planned additions of nuclear output above current market prices
  - Winning incremental competitive transmission solicitations
  - Making incremental system investments to connect solar and battery storage resources to the grid to meet new demand
  - Potential for regulated/contracted supply opportunities

PSEG maintained 2026 non-GAAP Operating Earnings guidance of $4.28 - $4.40 per share

37

PSEG Investor Update November 2026

While capital spending has increased, no new equity needed through 2030 to fund business plan

2026E – 2030E PSEG Sources and Uses of Cash


PSE&G
Incremental PSE&G Debt
PSE&G Cash from Ops (1)
PSE&G Dividend to Parent
PSE&G Capital Expenditures
Sources
Uses

Funding PSE&G Growth

- Internally generated PSE&G cash flow
- Incremental PSE&G debt
- PSEG Power Cash from Operations helps support PSE&G to retain equity to maintain capital structure


PSEG Power & Other
Parent Financing
Power Cash from Ops and Incremental Debt
Dividend from PSE&G
Power and Other Investments
PSEG Shareholder Dividend
Sources
Uses


PSEG Consolidated
Sources
Uses

(1) PSE&G Cash from Operations is adjusted for cost of removal and Energy Efficiency spending, which are included in capital expenditures.

38

PSEG Investor Update November 2026

Strong Business Platform Supports Investment Grade Ratings

PSEG FFO/Debt [1]


20%
15%
10%
Projected Average
~Mid-Teens
Minimum Threshold

Targeting Solid 'BBB' credit ratings for PSEG Senior Unsecured Debt

Projected Average Debt Capacity (2026E-2030E)


$3.0
$0.0
$ Billions

~$4B of investment capacity if debt capacity funds regulated growth at target capital structure

- We retain financial flexibility with debt capacity to capitalize on incremental growth opportunities
- Additional cash from opportunities to contract existing nuclear output under multi-year agreements could increase debt capacity

(1) FFO/Debt is an internal estimate of a non-GAAP measure. FFO reflects cash from operations excluding working capital and adjusts for certain items including taxes on asset sales, cost of removal and energy efficiency investments. Debt consists of long-term debt, short-term debt and other imputed debt primarily related to an unfunded pension obligation.

39

PSEG Investor Update November 2026 PSEG has Demonstrated Success in Controlling O&M, Keeping CAGR ~1% (1) PSEG O&M Expense $2,500 $2,000 $1,500 $1,000 $500 $0 2020 2021 2022 2023 2024 2025 2026E PSEG Power Distribution Transmission Other (1) Excludes Nuclear ARO, Bethlehem Energy Center goodwill write-off, write-offs related to Strategic Alternatives and certain regulatory balance count and pass-through items. Excludes PSEG 40 Fossil and PSEG Power Ventures as of 2022. (Millions)

PSEG Investor Update November 2026

PSEG Maintains a Solid Financial Position

PSEG

PSEG Senior Unsecured Credit Ratings

Moody's = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable

PSEG Long-term Debt Outstanding	$5.82B
PSEG Consolidated Debt to Capitalization	60%

PSEG Power Senior Unsecured Credit Ratings

Moody's = Baa2 / Outlook = Stable S&P = BBB / Outlook = Stable

PSEG Power 364-Day Term Loan Outstanding [1]	$0.50B
PSEG Power Long-term Debt Outstanding [2]	$1.64B

PSEG Liquidity

- PSEG had approximately $3.9B of total available liquidity (including $837M of cash and cash equivalents)
- PSEG's variable rate debt was ~3% of total debt
- PSEG Power had net cash collateral postings of $610M

Public Service Electric & Gas

PSE&G Senior Secured Credit Ratings

Moody's = A1 / Outlook = Stable S&P = A / Outlook = Stable

PSE&G Long-term Debt Outstanding	$17.11B

PSEG Maturity Profile 2026 - 2030



2,500
2,000
1,500
1,000
500
0
Principal Maturing ($ Millions)
2026
2027
2028
2029
2030
PSE&G
PSEG Power
PSEG

All data is as of September 30, 2026 unless otherwise noted.
(1) 364-Day Term Loan is at a variable rate and is included in Short-Term Debt as Commercial Paper & Loans. In December 2025, PSEG Power amended its existing $400 million 364-day variable rate term loan, which increased the balance to $500 million and extended the maturity to December 2026.
(2) In September 2026, PSEG Power issued $400 million of 5.55% Senior Notes due September 2031.
Note: Total long-term debt outstanding amounts may not add to PSEG Consolidated total long-term debt outstanding due to rounding. Amounts on slide are rounded up to two decimal places.

41

PSEG Investor Update November 2026 PSEG’s 2026 Indicative Annual Dividend Increase of ~6% th Marks 15 Consecutive Annual Increase Annual PSEG Dividend Per Share $2.68* $2.52 $2.40 $2.28 $2.16 $2.04 $1.96 $1.88 $1.80 $1.72 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026E 59% 58% 57% 57% 56% 62% 66% 65% 62% Payout Ratio** PSEG has a 119-year history of paying dividends to shareholders * Indicative annual 2026 common dividend rate per share. ** Payout Ratios reflect the dividend rate divided by non-GAAP Operating Earnings. See Slide B for Items excluded from Net Income (Loss) to reconcile to Operating Earnings (non-GAAP) for PSEG. 42 Note: All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

PSEG Investor Update November 2026

Key Takeaways: A Strong Business Mix and Predictable Growth

- **6%-8% long-term non-GAAP Operating Earnings growth outlook driven by PSE&G rate base growth and PSEG Nuclear**
- **Best-in-class, customer-centric regulated Utility with robust 5-year capital expenditures of $22.5B–$25.5B**
  - Settled key regulatory filings, including PSE&G's last distribution base rate case and CEF-EE II in 2024 and GSMP III in 2025
  - Focused on infrastructure modernization and decarbonization of NJ economy and meeting growing customer demand
  - Favorable "share of wallet" for combined residential bills
  - Constructive NJ regulatory environment
- **2026 annualized indicative common dividend* of $2.68 per share represents ~6% increase over 2025**
- **Nuclear fleet with predictable cash flows and multiple growth paths with modest investment**
  - Opportunities – Increase capacity via uprates, extend fuel cycles, seek license extensions, optionality around potential data center power sales and potential hydrogen opportunities
  - Nuclear PTC threshold continues to provide inflation-indexed, downside pricing protection through 2032
- **Effective cost control and continuous improvement efforts to support customer affordability**
- **Recognized sustainability leader with top-tier scores and commitment to ethical business practices**
- **Strong management track record of delivering on commitments: PSEG has met or exceeded earnings guidance 21 years in a row**

* All future decisions and declarations regarding dividends on the common stock are subject to approval by the Board of Directors.

43

PSEG Investor Update November 2026

Glossary of Terms

A&G	Administrative & General
AFUDC	Allowance for Funds Used During Construction
AMI	Automated Metering Infrastructure
ARO	Asset Retirement Obligation
BGS	Basic Generation Service
BGSS	Basic Gas Supply Service
BPU	New Jersey Board of Public Utilities
BWR	Boiling Water Reactor
CAGR	Compound Annual Growth Rate
C&I	Commercial and Industrial
CEF	Clean Energy Future
CI/US	Cast Iron and Unprotected Steel Main
CWIP	Construction Work in Progress
DC	Direct Current
DER	Distributed Energy Resource
DOE	Department of Energy
E	Estimate
E&G	Electric and Gas
EC	Energy Cloud
EE	Energy Efficiency
EO	Executive Order
EIA	Energy Information Administration
EPA	Environmental Protection Agency
ESG	Environmental, Social and Governance
EV	Electric Vehicle
FERC	Federal Energy Regulatory Commission
FFO	Funds From Operations
GAAP	Generally Accepted Accounting Principles
GDP	Gross Domestic Product
GSMP	Gas System Modernization Program
HC	Hope Creek
HEDD	High Electric Demand Days
IAP	Infrastructure Advancement Program
ICAP	Installed Capacity
IEEE	Institute of Electrical and Electronics Engineers
IIP	Infrastructure Incentive Program
IPP	Independent Power Producer
ITC	Investment Tax Credit
LDC	Local Distribution Company
LIHEAP	Low Income Home Energy Assistance Program
LIPA	Long Island Power Authority
LT	Long-Term
MW	Megawatt
NRC	Nuclear Regulatory Commission
O&M	Operations and Maintenance
OSA	Operating Services Agreement
OSHA	Occupational Safety and Health Administration
PB	Peach Bottom
PECO	PECO Energy Company
PHMSA	Pipeline and Hazardous Materials Safety Administration
PJM	Pennsylvania Jersey Maryland
PPA	Power Purchase Agreement
PTC	Production Tax Credit
PWR	Pressurized Water Reactor
RBP	Reliability Backstop Procurement
REAP	Residential Energy Assistance Payment
REC	Renewable Energy Credit
RFP	Request for Proposal
ROE	Return on Equity
RTO	Regional Transmission Organization
RUBC	Residential Universal Bill Credit
S	Salem
SAIDI	System Average Interruption Duration Index
T&D	Transmission and Distribution
UCAP	Unforced Capacity
USF	Universal Service Fund
YE	Year End
YTD	Year to Date
ZEC	Zero Emission Certificate

PSEG Investor Relations
80 Park Plaza
Newark NJ 07102
PSEG-IR-GeneralInquiry@pseg.com

Link to PSEG Investor Relations Website

Link to PSEG ESG Webpages

44

PSEG Investor Update November 2026 PSEG EPS Reconciliation – September 30, 2026 YTD Results $4.00 $3.59 $3.56 $0.16 $3.60 $0.07 $3.33 Gross Margin 0.13 Transmission: 0.03 $3.20 O&M 0.08 $2.91 Distribution: Depreciation & Interest $2.80 Margin 0.14 (0.03) O&M (0.03) Taxes & Other (0.02) $2.40 Depreciation & Interest (0.06) $2.00 Taxes & Other (0.01) $1.60 $1.20 $0.80 $0.40 $0.00 YTD 2025 YTD 2025 PSE&G PSEG Power & Other YTD 2026 YTD 2026 Net Income Operating Earnings Operating Earnings Net Income (non-GAAP) (non-GAAP) See Slides A and B for Items excluded from Net Income/(Loss) to reconcile to Operating Earnings (non-GAAP). 45 45 Results may not add due to rounding. $ / share

PSEG Investor Update November 2026 Reconciliation of Non-GAAP Operating Earnings Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation Three Months Ended Nine Months Ended (a) Includes the financial impact from positions with forward delivery months. September 30, September 30, Reconciling Items 2026 2025 2026 2025 (b) Income tax effect calculated at the statutory rate except for qualified NDT related activity, which ($ millions, Unaudited) records an additional 20% trust tax on income (loss) from qualified NDT Funds. Net Income $ 376 $ 622 $ 1,451 $ 1,796 Please see Slide 3 for an explanation of PSEG’s use of Operating Earnings as a non-GAAP financial measure (Gain) Loss on Nuclear Decommissioning Trust (NDT) and how it differs from Net Income. Fund Related Activity, pre-tax 21 (70) (126) (190) (a) (Gain) Loss on Mark-to-Market (MTM), pre-tax 251 (20) 550 (22) (b) Income Taxes related to Operating Earnings (non-GAAP) reconciling items (74) 33 (98) 83 Operating Earnings (non-GAAP) $ 574 $ 565 $ 1,777 $ 1,667 PSEG Fully Diluted Average Shares Outstanding (in millions) 499 501 499 501 ($ Per Share Impact - Diluted, Unaudited) Net Income $ 0.76 $ 1.24 $ 2.91 $ 3.59 (Gain) Loss on NDT Fund Related Activity, pre-tax 0 .04 (0.13) (0.25) (0.38) (a) (Gain) Loss on MTM, pre-tax 0 .50 (0.04) 1.10 (0.04) (b) Income Taxes related to Operating Earnings (non-GAAP) reconciling items (0.15) 0.06 (0.20) 0.16 Operating Earnings (non-GAAP) $ 1.15 $ 1.13 $ 3.56 $ 3.33 A 46 46

PSEG Investor Update November 2026

Reconciliation of Non-GAAP Operating Earnings

Public Service Enterprise Group Incorporated - Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Year Ended December 31,								
	2025	2024	2023	2022	2021	2020	2019	2018	2017
	($ millions, Unaudited)								
Net Income (Loss)	$2,111	$1,772	$2,563	$1,031	($648)	$1,905	$1,693	$1,438	$1,574
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax [(a)]	(223)	(137)	(184)	270	(178)	(231)	(255)	144	(133)
(Gain) Loss on Mark-to-Market (MTM), pre-tax [(b)]	75	210	(1,334)	635	620	81	(285)	117	167
Pension Settlement Charges, pre-tax	-	-	338	-	-	-	-	-	-
Plant Retirements, Dispositions and Impairments, pre-tax [(c)]	-	-	-	31	2,940	(122)	402	(51)	975
Oil Lower of Cost or Market adjustment, pre-tax	-	-	-	-	-	2	-	-	-
Goodwill Impairment, pre-tax	-	-	-	-	-	-	16	-	-
Lease Related Activity, pre-tax	-	(4)	7	78	10	-	58	8	77
Exit Incentive Program (EIP), pre-tax	-	-	29	-	-	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [(d)]	66	(2)	323	(306)	(891)	106	37	(74)	(427)
Tax Reform	-	-	-	-	-	-	-	-	(745)
Operating Earnings (non-GAAP)	$2,029	$1,839	$1,742	$1,739	$1,853	$1,741	$1,666	$1,582	$1,488
PSEG Fully Diluted Average Shares Outstanding (in millions) [(e)]	501	500	500	501	504	507	507	507	507
	($ Per Share Impact – Diluted, Unaudited)								
Net Income (Loss)	$4.22	$3.54	$5.13	$2.06	($1.29)	$3.76	$3.33	$2.83	$3.10
(Gain) Loss on NDT Fund Related Activity, pre-tax [(a)]	(0.45)	(0.27)	(0.37)	0.54	(0.35)	(0.46)	(0.50)	0.28	(0.26)
(Gain) Loss on MTM, pre-tax [(b)]	0.15	0.42	(2.67)	1.27	1.23	0.16	(0.56)	0.23	0.33
Pension Settlement Charges, pre-tax	-	-	0.68	-	-	-	-	-	-
Plant Retirements, Dispositions and Impairments, pre-tax [(c)]	-	-	-	0.06	5.83	(0.24)	0.79	(0.10)	1.92
Goodwill Impairment, pre-tax	-	-	-	-	-	-	0.03	-	-
Lease Related Activity, pre-tax	-	(0.01)	0.01	0.15	0.02	-	0.11	0.02	0.15
EIP, pre-tax	-	-	0.06	-	-	-	-	-	-
Income Taxes related to Operating Earnings (non-GAAP) reconciling items, excluding Tax Reform [(d)]	0.13	-	0.64	(0.61)	(1.77)	0.21	0.08	(0.14)	(0.84)
Tax Reform	-	-	-	-	-	-	-	-	(1.47)
Share Differential [(e)]	-	-	-	-	(0.02)	-	-	-	-
Operating Earnings (non-GAAP)	$4.05	$3.68	$3.48	$3.47	$3.65	$3.43	$3.28	$3.12	$2.93

(a) Effective January 1, 2018, unrealized gains (losses) on equity securities are recorded in Net Income (Loss) instead of Other Comprehensive Income (Loss).

(b) Includes the financial impact from positions with forward delivery months.

(c) 2022 includes the results for fossil generation sold in February 2022. 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power's debt and other non-cash debt extinguishment costs.

(d) Income tax effect calculated at 28.11% statutory rate for 2018 through 2025 and 40.85% statutory rate for 2017, except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit recapture related to the sale of PSEG Solar Source in 2021 and lease related activity.

(e) Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, "Share Differential," has been added to the 2021 results to reconcile the two Earnings/(Loss) per share calculations.

Please see Slide 3 for an explanation of PSEG's use of Operating Earnings as a non-GAAP financial measure and how it differs from Net Income (Loss).

B